EXHIBIT 99.1

                                 LOCKHEED
                               INFORMATION

                      LOCKHEED CORPORATE COMMUNICATIONS


Contact: Paul Haney, (818) 876-2468
         Keith Mordoff, (818) 876-2477

                   LOCKHEED CORPORATION DENIES ALLEGATIONS

    CALABASAS, Calif., June 22, 1994 -- Lockheed Corporation issued the following statement in response to an indictment returned by a federal grand jury in Atlanta:

    "Lockheed emphatically denies the allegations in the indictment and intends to vigorously defend itself against the charges. Lockheed fully cooperated with the government during the course of its investigation and is disappointed by the decision to seek an indictment. Lockheed has a long-standing policy of not commenting on the specifics of ongoing litigation. However, we firmly believe that any prosecution of this case is without merit. After review, Lockheed believes its policies and practices have been and continue to be consistent with the spirit and intent of all applicable laws and regulations."

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          4500 PARK GRANADA BOULEVARD, CALABASAS, CALIFORNIA 91399